September 20, 2017

Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. announces quarterly dividend

SPRINGFIELD, Mo. – The Board of Directors of Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, declared a $0.24 per common share dividend for the third quarter of the calendar year ending December 31, 2017.

The dividend will be payable on October 16, 2017, to shareholders of record on October 2, 2017. This dividend represents the 111th consecutive quarterly dividend paid by the Company to common shareholders.

With total assets of $4.4 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Mo., the Company operates 104 retail banking centers in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and commercial loan production offices in Chicago, Dallas and Tulsa, Okla. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com

Forward-Looking Statements

When used in this press release and documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from Great Southern's banking center consolidations might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Company's merger and acquisition activities (including the Fifth Third branch acquisition in 2016) might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company's market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company's securities portfolio; (vii) the Company's ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company's market areas; (x) the ability to adapt successfully to technological changes to meet customers' needs and developments in the marketplace; (xi) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (xii) legislative or regulatory changes that adversely affect the Company's business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers' responses thereto; (xiii) changes in accounting principles, policies or guidelines; (xiv) monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board or the "FRB") and the U.S. Government and other governmental initiatives affecting the financial services industry; (xv) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xvi) costs and effects of litigation, including settlements and judgments; and (xvii) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.